UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2011

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of July 2011 issued on July 29, 2011 appears below.

[Bank Letterhead]

July 29, 2011

TO: All Stockholders
(Addressed Individually)

SUBJECT: Report from the President

At the Bank

Federal Home Loan Bank of New York Announces Second Quarter Results

I am pleased to announce that on July 28, the Federal Home Loan Bank of New York released our unaudited financial highlights for the second quarter of 2011. We have continued our solid performance for our members, as we continue to fulfill our role as an important and stable source of liquidity for local lenders across our District.

Our second quarter 2011 dividend will be considered at the Board of Directors meeting scheduled to take place on August 18, 2011. Separately, we expect to submit our second quarter 2011 Form 10-Q to the Securities and Exchange Commission on or about August 13, 2011.

Second Quarter 2011 Net Income of $53.3 Million

The Bank reported net income for the quarter of $53.3 million, and a return on average equity ("ROE") of 4.35 percent. These figures compare to net income of $56.7 million and ROE of 5.74 percent for the first quarter of 2011.

As of June 30, 2011, our total assets were $98.3 billion, a decrease of $1.9 billion, or 1.9 percent, from total assets of $100.2 billion as of December 31, 2010. The decrease in total assets from the end of 2010 was primarily a result of a decline in advances of $6.4 billion, or 7.9 percent, from $81.2 billion as of December 31, 2010, to $74.8 billion as of June 30, 2011. This decline in member demand for advances was driven by economic factors such as continued growth in members’ deposit bases and the availability of other liquidity options.

As of June 30, 2011, our total capital was $5.3 billion, an increase of $135 million, or 2.6 percent, from $5.1 billion as of December 31, 2010. The higher capital level was largely due to the increase in the amount of capital stock held by the Bank’s membership.

The Bank’s level of unrestricted retained earnings as of June 30, 2011 was $721 million, an increase of $8.9 million from March 31, 2011. We will continue to maintain retained earnings at calibrated levels to help ensure future regulatory compliance and provide additional protection for the capital investment of our stockholders. In this regard, I note that the ratio of unrestricted retained earnings to total assets is the highest since the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, which substantially changed the Federal Home Loan Bank System and, as a result, the Federal Home Loan Bank of New York. At June 30, 2011, the Bank met all of its regulatory capital-to-assets ratios and liquidity requirements.

2011 Affordable Housing Program Application Deadline

On June 10, the Federal Home Loan Bank of New York announced the start of the 2011 AHP grant offering application round. The available pool of funds is approximately $28 million. The Bank continues to implement a two-fold AHP application submission deadline policy. All applications that are submitted as paper copy must be received at our office no later than 5:00 PM on Tuesday, August 9, 2011. Applications that are prepared and submitted in electronic format must be received at our office no later than 5:00 PM on Friday, August 12, 2011. Should you have any questions regarding the AHP application, please contact our Community Investment team at (212) 441-6850.

The Federal Home Loan Bank of New York has had a strong first half of 2011. Our results for these first six months strengthen the foundation for a good year. The lender on the corner is a cornerstone of every community, providing the much-needed loans that put families in homes, send children to college and help small businesses thrive. We are proud to remain a supporter of this vital relationship.

FHLBNY’s Watchful Eye on the Debate on the National Debt Ceiling

The Bank, along with the rest of the financial world, is paying extremely close attention to the federal deficit reduction debate and the related national debt ceiling discussion occurring in Washington. In the short run, the Bank has taken actions to mitigate potential risks caused by a temporarily roiled credit market. In the longer term, however, because the Home Loan Bank System’s cost of funds is closely tied to the U.S. Government’s cost of funds, any increase of the latter will undoubtedly affect the former. We are already seeing the consequences of the political gridlock and, without question, an increase in cost of borrowing will be a negative for every individual, family, and business who might require credit. Hopefully, the debt ceiling will be adjusted appropriately along with a meaningful reduction in the deficit in a reasonable timeframe. If that happens we can look for the change in the economy that brings growth and jobs.

Sincerely,

/s/ Alfred A. DelliBovi

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

July 29, 2011	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer